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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 12, 2000 on the consolidated financial statements as of December 31, 1998 and 1999 and for the three years ended December 31, 1999 and the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Pannell Kerr Forster PC
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PANNELL KERR FORSTER PC

New York, New York
April 28, 2000